Exhibit 10.2

SEAC Germany GmbH

c/o Hessling & Hessling Steuerberatungsgesellschaft mbH

Bahnhofstraße 18a

65779 Kelkheim (Taunus)

Germany

www.seachange.com

Persönlich / vertraulich

Personal / confidential

Christoph Klimmer

Hohenzollernring 27

22763 Hamburg

Boston, Massachusetts USA, August 16, 2022

Nachtrag zum Geschäftsführerdienstvertrag vom 16. August 2022	Supplement to Managing Director Service Agreement dated August 16, 2022

Sehr geehrter Herr Klimmer,	Dear Mr. Klimmer,

die SeaChange International, Inc., Boston, MA, U.S.A., beabsichtigt, Sie mit Wirkung zum 17. August 2022 zum President zu bestellen. Sie sind bereit, diese Bestellung anzunehmen. Auf dieser Grundlage vereinbaren wir Folgendes:	SeaChange International, Inc., Boston, MA, U.S.A., intends to appoint you as President effective from August 17, 2022. You are prepared to accept such appointment. On this basis we agree as follows:

1.  Für den Zeitraum Ihrer Tätigkeit als President der SeaChange International, Inc. werden Sie von Ihrer Verpflichtung zur Tätigkeit gegenüber der Gesellschaft insoweit befreit, als dies für die Wahrnehmung Ihrer Aufgaben als President der SeaChange International, Inc. erforderlich ist.

1.  For the period of your appointment as President of SeaChange International, Inc. you are released from your work obligations vis-à-vis the Company to the extent that this is required for acting as President of SeaChange International, Inc.

2.  Ihr Aufgabengebiet und Ihre Tätigkeit als President werden von der SeaChange International, Inc. bestimmt, die auch Ihre Berichtslinie festlegt. Für den Fall, dass Ihre Aufgaben als President mit Ihren Aufgaben als Geschäftsführer der Gesellschaft konfligieren, werden Sie sich nach Kräften bemühen, einen solchen Konflikt einvernehmlich zu lösen. Im Zweifel gehen die Interessen der SeaChange International, Inc. vor.

2.  Your scope of work and your activities as President will be determined by SeaChange International, Inc., which will also determine your reporting line. In case your tasks as President conflict with your tasks as managing director of the Company, you will apply best efforts to solve such conflict amicably. In case of doubt, the interests of SeaChange International, Inc. will prevail.

3. Soweit es für die Bestimmung einer variablen Vergütung auf die Erreichung von Zielen in Ihrer Tätigkeit als President ankommt, werden solche Ziele von der SeaChange International, Inc. festgelegt.	3. To the extent the determination of a variable compensation depends on the attainment of certain goals in your capacity of President, such goals will be determined by SeaChange International, Inc.

SEAC Germany GmbH

c/o Hessling & Hessling Steuerberatungsgesellschaft mbH

Bahnhofstraße 18a

65779 Kelkheim (Taunus)

Germany

www.seachange.com

4.  Urlaub ist während Ihrer Bestellung als President der SeaChange International, Inc. auch mit dieser abzustimmen. Mögliche Meldungen von Arbeitsunfähigkeit sind zusätzlich an die SeaChange International, Inc. zu richten.

4.  During your appointment as President of SeaChange International, Inc., your vacation will also have to be coordinated with such company. Possible notifications of an incapacity to work will in addition have to be directed to SeaChange International, Inc.

5.  Soweit nicht ohnehin in Bezug auf die gesamte Unternehmensgruppe geltend, umfassen Ihre Geheimhaltungspflichten auch solche Informationen, die Ihnen im Rahmen Ihrer Tätigkeit als President der SeaChange International, Inc. zugänglich sind. Gleichermaßen erweitern sich Ihre Herausgabepflichten für Gegenstände und Unterlagen entsprechend.

5.  To the extent not already relating to the complete group of companies, your confidentiality obligations will also include such information that you have access to in your capacity as President of SeaChange International, Inc. Correspondingly, your obligation to return items and documents extend accordingly.

6. Im Übrigen gelten die Regelungen des Geschäftsführerdienstvertrages vom 16. August 2022 unverändert fort.	6. In all other respects, the provisions of the Managing Director Service Contract dated August 16, 2022 remain unaffected.

7.  Ein zusätzliches Arbeits- oder Anstellungsverhältnis mit der SeaChange International, Inc. oder einer anderen Gesellschaft der Unternehmensgruppe entsteht durch Ihre Tätigkeit als President der SeaChange International, Inc. nicht.

7.  Your activity as President of SeaChange International, Inc. does not result in an additional service or employment relationship with SeaChange International, Inc. or any other company of the group of companies.

8. Endet Ihre Bestellung als President der SeaChange International, Inc., endet auch diese Vereinbarung.	8. Upon your appointment as President of SeaChange International, Inc. ending, this agreement will end as well.

9.  Diese Vereinbarung und ihre Auslegung unterliegt dem Recht der Bundesrepublik Deutschland, auch wenn sie Regelungen zugunsten der SeaChange International, Inc. enthält. Im Zweifel hat die deutsche Fassung dieser Vereinbarung Vorrang.

9.  This agreement and its interpretation shall be governed and construed in accordance with the laws of the Federal Republic of Germany. In case of doubt, the German version of this agreement shall prevail.

Zum Zeichen Ihres Einverständnisses bitten wir Sie, uns eine von Ihnen gegengezeichnete Ausfertigung dieser Vereinbarung zurückzureichen.	Please indicate your agreement by returning to us a counter signed executed copy of this agreement.

Mit freundlichen Grüßen	Yours sincerely,

/s/ Kathleen Mosher

Kathleen Mosher, Geschäftsführer / Managing Director

für die Gesellschafterin / for the shareholder

SEAC Germany GmbH

c/o Hessling & Hessling Steuerberatungsgesellschaft mbH

Bahnhofstraße 18a

65779 Kelkheim (Taunus)

Germany

www.seachange.com

Ich bin mit den Regelungen dieser Vereinbarung einverstanden.	I agree to the provisions of this agreement.

Boston, Massachusetts, USA, August 16, 2022

/s/ Christoph Klimmer

Christoph Klimmer

3